EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-262402, 333-283484 and 333-284407), Form S-8 (File No. 333-284144), Forms S-1 (File Nos. 333-277863, 333-279909, and 333-290862) of our report dated November 26, 2025 with respect to the audited consolidated financial statements of Lexaria Bioscience Corp. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended August 31, 2025.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 26, 2025